EXHIBIT 24.1

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Kastelic and John Schmitz, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-2 of CHS Inc. and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

/s/ Michael Toelle	November 5, 2003

Michael Toelle

/s/ Bruce Anderson	November 5, 2003

Bruce Anderson

/s/ Robert Bass	November 5, 2003

Robert Bass

/s/ David Bielenberg	November 5, 2003

David Bielenberg

/s/ Dennis Carlson	November 5, 2003

Dennis Carlson

/s/ Curt Eischens	November 5, 2003

Curt Eischens

/s/ Robert Elliott	November 5, 2003

Robert Elliott

/s/ Robert Grabarski	November 5, 2003

Robert Grabarski

/s/ Jerry Hasnedl	November 5, 2003

Jerry Hasnedl

/s/ Glen Keppy	November 5, 2003

Glen Keppy

/s/ James Kile	November 5, 2003

James Kile

/s/ Randy Knecht	November 5, 2003

Randy Knecht

/s/ Leonard Larsen	November 5, 2003

Leonard Larsen

/s/ Richard Owen	November 5, 2003

Richard Owen

/s/ Duane Stenzel	November 5, 2003

Duane Stenzel

/s/ Merlin Van Walleghen	November 5, 2003

Merlin Van Walleghen

/s/ Elroy Webster	November 5, 2003

Elroy Webster